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                                                                    EXHIBIT 3.10

                                     BY-LAWS

                                       OF

                          NORTHERN SUPPLY COMPANY, INC.

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                               CONTENTS OF BY-LAWS

                                       OF

                          NORTHERN SUPPLY COMPANY, INC.

ARTICLE 1.  OFFICES

            1.1   Registered Office

            1.2   Principal Executive Office

ARTICLE 2.  CORPORATE SEAL

            2.1   Not Required

            2.2   Form

ARTICLE 3.  SHAREHOLDERS

            3.1   Regular Meetings

            3.2   Demand by Shareholder: Regular Meetings

            3.3   Special Meetings

            3.4   Demand by Shareholder: Special Meetings

            3.5   Notice of Meetings

            3.6   Waiver of Notice

            3.7   Quorum

            3.8   Record Date

            3.9   Voting of Shares

            3.10  Voting for Directors

            3.11  Voting of Shares by Certain Holders

            3.12  Proxies

            3.13  Conduct of Meetings

            3.14  Shareholder Action Without a Meeting

ARTICLE 4.  BOARD OF DIRECTORS

            4.1   Management Powers

            4.2   Number

            4.3   Election

            4.4   Qualifications

            4.5   Term of Office

            4.6   Resignation

            4.7   Removal

            4.8   Vacancies

            4.9   Regular Meetings

            4.10  Special Meetings

            4.11  Notice of Special Meetings

            4.12  Waiver of Notice

            4.13  Electronic Communications

            4.14  Quorum

            4.15  Board Action

            4.16  Conduct of Meetings

            4.17  Board Action Without a Meeting

            4.18  Compensation

            4.19  Committees

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            4.20  Litigation Committee

            4.21  Absent Directors

            4.22  Liability; Assent to Action

            4.23  Conflicts of Interest

ARTICLE 5.  OFFICERS

            5.1   Generally

            5.2   Election and Term of Office

            5.3   Resignation

            5.4   Removal

            5.5   Vacancies

            5.6   Chairman of the Board

            5.7   President

            5.8   Vice President

            5.9   Secretary

            5.10  Treasurer

            5.11  Assistant Officers

            5.12  Delegation

            5.13  Salaries and Contract Rights

ARTICLE 6.  SHARES AND THEIR TRANSFER

            6.1   Subscriptions

            6.2   Consideration

            6.3   Certificates

            6.4   Lost Certificates

            6.5   Transfer of Shares

            6.6   Reacquisition of Shares

            6.7   Indebtedness of Shareholders

            6.8   Transfer Restrictions

            6.9   Pre-emptive Rights

ARTICLE 7.  BOOKS AND RECORDS

            7.1   Corporate Records

            7.2   Financial Records

ARTICLE 8.  FINANCIAL AND PROPERTY MANAGEMENT

            8.1   Fiscal Year

            8.2   Contracts

            8.3   Banking

            8.4   Loans and Guarantees

            8.5   Voting Securities

            8.6   Indemnification

            8.7   Distributions

ARTICLE 9.  AMENDMENTS

            9.1   Articles of Incorporation

            9.2   By-Laws

            9.3   Limitations

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                                     BY-LAWS

                                       OF

                          NORTHERN SUPPLY COMPANY, INC.

                                    ARTICLE 1

                                     OFFICES

      1.1 Registered Office. The registered office of the Corporation shall be 1101 Stinson Blvd., Minneapolis, Minnesota 55413. The Board of Directors shall have the authority to change the registered office of the Corporation from time to time, and any such change shall be made and filed with the Secretary of State of Minnesota in the manner provided by law.

      1.2 Principal Executive Office. The Corporation shall have its principal executive office and such other business offices, either within or without the State of Minnesota, as the Board of Directors may designate or as the business of the Corporation any require from time to time. The principal executive office shall be the office where the President of the Corporation, or such other officer designated in these By-Laws as the chief executive officer of the Corporation, has his or her office. If such officer has no office, the principal executive office shall be deemed to be the registered office of the Corporation.

                                    ARTICLE 2

                                 CORPORATE SEAL

      2.1 Not Required. The Corporation may, but need not, have a corporate seal. The use or nonuse of a corporate seal shall not affect the validity, recordability, or enforceability of a document or action of the Corporation. If the Corporation has a corporate seal, the use of the seal by the Corporation on any document shall not be required.

      2.2 Form. The corporate seal of the Corporation, if any, shall have inscribed thereon the words "Northern Supply Company, Inc." or any abbreviation thereof, and the word "Seal" or the words "Corporate Seal." One or more duplicate seals may be kept and used by the officers and designated agents of the Corporation.

                                    ARTICLE 3

                                  SHAREHOLDERS

      3.1 Regular Meetings. Regular meetings of the shareholders of the Corporation shall be held annually, within ninety (90) days following the end of each fiscal year of the Corporation, at such dates, times, and places as the President of the Corporation shall designate in the notices of such meetings. The shareholders at each regular meeting shall elect a Board of Directors for the ensuing year and shall transact such other business as is appropriate for


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shareholder action. Notwithstanding the foregoing, and except as provided in
Section 3.2 below, regular meetings of shareholders need not be held if written action is taken by the shareholders in lieu thereof, pursuant to Section 3.14 of these By-Laws.

      3.2 Demand by Shareholder: Regular Meetings. If a regular meeting of the shareholders has not been held during the immediately preceding fifteen (15) months, a shareholder or shareholders holding three percent (3%) or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or the chief financial officer of the Corporation. Within thirty (30) days after receipt of the demand by one of said officers, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the Corporation. If the Board of Directors fails to cause a regular meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 3.5 of these By-Laws, all at the expense of the Corporation. Any regular meeting called by or at demand of a shareholder or shareholders pursuant to this Section 3.2 shall be held in the county where the principal executive office of the Corporation is located.

      3.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by:

            (a) The President or such other officer designated in these By-Laws as the chief executive officer of the Corporation; or

            (b) The Treasurer or such other officer designated in these By-Laws as the chief financial officer of the Corporation; or

            (c)   Two or more directors of the Corporation.

      Special meetings shall be held at such dates, times, and places as the President of the Corporation shall designate in the notices of such meetings. Business transacted at a special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting, unless all shareholders have waived notice of the meeting pursuant to Section 3.6 of these By-Laws.

      3.4 Demand by Shareholder: Special Meetings. A shareholder or share-holders holding ten percent (10%) or more of the voting power of all shares entitled to vote may demand a special meeting of shareholders by written notice of demand given to the chief executive officer or the chief financial officer of the Corporation, containing the purposes of said meeting. Within thirty (30) days after receipt of the demand by one of said officers, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after receipt of the demand, all at the expense of the Corporation. If the Board of Directors fails to cause a special meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as required by Section 3.5 of these By-Laws, all at the expense of the Corporation. Any special meeting

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called by, or it the demand of, a shareholder or shareholders pursuant to this
Section 3.4 shall be held in the county where the principal executive office of the Corporation is located.

      3.5 Notice of Meetings. The person or person calling any meeting of shareholders shall give written notice thereof, by delivery or mail, to every holder of shares entitled to vote, at least ten (10) days and not more than sixty (60) days before the date of the meeting. Each notice shall contain the date, time, and place of the meeting, and each notice of a special meeting shall contain a statement of the purposes of the meeting. Notice need not be given of any adjourned meeting if the date, time, and place of the adjourned meeting were announced at the time of the adjournment.

      3.6 Waiver of Notice. A shareholder may waive notice of a meeting of shareholders, if given in writing before, at, or after the meeting. Attendance by a shareholder at a meeting is deemed a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and the shareholder does not participate in the consideration of said item at that meeting.

      3.7 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting shall constitute a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a shareholder or shareholders originally present leaves less than the voting power otherwise required for a quorum.

      3.8 Record Date. The Board of Directors may fix a date not more than sixty (60) days before the date of a meeting of shareholders as the date for determination of the shareholders entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are en-titled to notice of and permitted to vote at that meeting of shareholders. If the Board of Directors does not fix a date for such determination, all share-holders on the date of any notice shall be entitled to notice of and permitted to vote at the meeting called by such notice.

      3.9 Voting of Shares. For purposes of any shareholder action, a share-holder shall have one vote for each share held. The shareholders shall take action by the affirmative vote of a majority of the voting power of the shares present and entitled to vote, except where the Articles of Incorporation or By-Laws of the Corporation or the laws of the State of Minnesota require a larger proportion or number. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

      3.10 Voting for Directors. Voting for directors shall be governed by the following rules:

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            (a)   If Cumulative Voting Permitted. If the Articles of
                  Incorporation permit, or are amended to permit, cumulative voting for directors, each shareholder entitled to vote for directors shall have the right to cumulate those votes in an election of directors by giving written notice of intent to cumulate such votes to any officer of the Corporation before the meeting, or to the presiding officer at the meeting at which the election is to occur, at any time before the election of directors at the meeting, in which case:

                  (i) The presiding officer at the meeting shall announce, before the election of directors, that shareholders shall cumulate their votes; and

                  (ii) Each shareholder shall cumulate those votes either by casting for one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or by distributing all of those votes on the same principle among any number of candidates.

            (b) If Cumulative Voting not Permitted. If the Articles provide, or are amended to provide, that there shall be no cumulative voting for directors, each shareholder entitled to vote for directors shall have the right to cast the number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, distributed evenly among the number of directors to be elected.

      3.11 Voting of Shares by Certain Holders. The following rules shall apply to voting of shares by certain holders thereof:

            (a) Beneficial Owners. The Board of Directors may establish a procedure allowing shareholders to certify in writing that all or a portion of the shares registered in the name of such shareholders are held for the account of one or more beneficial owners. Upon receipt by the Corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholders, shall be deemed the shareholders for the purposes specified in the writing.

            (b) Joint Owners. Shares owned by two or more joint tenants may be voted by any one of them, unless the Corporation receives written notice from any one of them denying the authority of another person to vote those shares.

            (c) Other Corporations. Shares of the Corporation registered in the name of another domestic or foreign corporation may be voted by the chief executive officer or another legal representative of that Corporation.

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            (d)   Representatives. Shares under the control of a person in a capacity as a personal representative, administrator, executor, guardian, conservator, or attorney-in-fact may be voted by the person in such capacity, either in person or by proxy, without registration of those shares in the name of the person in such capacity. Shares under the control of a trustee of a trust or a custodian may be voted by such trustee or custodian, either in person or by proxy, only if such shares are registered in the name of such trustee or custodian.

            (e) Trustees in Bankruptcy. Shares registered in the name of a trustee in bankruptcy or a receiver may be voted by such trustee or receiver either in person or by proxy. Shares under the control of a trustee in bankruptcy or a receiver may be voted by such trustee or receiver without registration of the shares in the name of such trustee or receiver if authority to do so is contained in an appropriate order of the court by which such trustee or receiver was appointed.

            (f) Other Organizations. Shares registered in the name of a partnership, limited partnership, joint venture, association, business trust, enterprise, or other legal or commercial entity may be voted, either in person or by proxy, by the legal representatives of such organization.

            (g) Pledges. A shareholder whose shares are pledged may vote those shares unless and until such shares are registered in the name of the pledgee.

      3.12 Proxies. The following rules shall apply to appointment and use of proxies by shareholders:

            (a) Authorization. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders is valid if signed by any one of them, unless the Corporation receives from any one of those shareholders written notice either denying the authority of another person to appoint a proxy or appointing a different proxy.

            (b) Duration. The appointment of a proxy is valid for eleven (11) months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the Corporation.

            (c) Termination. An appointment may be terminated at will, unless the appointment is coupled with an interest, in which

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                  case it shall not be terminated except in accordance with the terms of an agreement, if any, between the parties to the appointment. Termination may be made by filing written notice of the termination of the appointment with an officer of the Corporation, or by filing a new written appointment of a proxy with an officer of the Corporation. Termination in either manner revokes all prior proxy appointments and is effective when filed with an officer of the Corporation.

            (d) Revocation by Death or Incapacity. The death or incapacity of a person appointing a proxy does not revoke the authority of the proxy, unless written notice of the death or incapacity is received by an officer of the Corporation before the proxy exercises the authority under that appointment.

            (e) Multiple Proxies. Unless the appointment specifically provides otherwise, if two or more persons are appointed as proxies for a shareholder:

                  (i) Any one of them may vote the shares on each item of business in accordance with specific instructions contained in the appointment; and

                  (ii) If no specific instructions are contained in the appointment with respect to voting the shares on a particular item of business, the shares shall be voted as a majority of the proxies determine. If the proxies are equally divided, the shares shall not be voted.

            (f) Acceptance. Unless the appointment of a proxy contains a restriction, limitation, or specific reservation of authority, the Corporation may accept a vote or action taken by a person named in the appointment. The vote of a proxy is final, binding, and not subject to challenge, but the proxy is liable to the shareholder or beneficial owner for damages resulting from a failure to exercise the proxy or from an exercise of the proxy in violation of the authority granted in the appointment.

      3.13 Conduct of Meetings. Meetings of shareholders shall be conducted in accordance with Roberts Rules of Order, Revised. If the Corporation has an officer designated as Chairman of the Board, the person holding that office shall preside over all meetings of shareholders. If the Corporation has no such officer, the President or such other officer designated in these By-Laws as the chief executive officer shall preside over all meetings of shareholders. In the absence of such officers at any meeting of shareholders, the shareholders present at the meeting shall appoint any person present to act as presiding officer of the meeting. The order of business at each regular meeting, and so far as possible, at special meetings of shareholders, shall be:

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            (a)   Calling of roll.

            (b)   Proof of notice or waivers.

            (c) Reading and approval of minutes of previous meetings or action of shareholders.

            (d)   Reports.

            (e)   Election of directors.

            (f)   Unfinished business.

            (g)   New business.

            (h)   Adjournment.

      3.14 Shareholder Action Without A Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by written action signed by all shareholders entitled to vote on such action. The written action is effective when it has been signed by all of such shareholders, unless a different effective time is set forth in the written action.

                                    ARTICLE 4

                               BOARD OF DIRECTORS

      4.1 Management Powers. Subject to the provisions of law and of these By-Laws, the business property, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

      4.2 Number. The number of directors of the Corporation shall be one or more. The number of directors may be increased by valid amendment of these By-Laws. The number of directors may be decreased by valid amendment of these By-Laws, subject, however, to the provisions of law and of these By-Laws respecting removal of directors.

      4.3 Election. Directors shall be elected by the affirmative vote of the shareholders in the manner set forth in Section 3.10 of these By-Laws.

      4.4 Qualifications. Directors shall be natural persons. Directors need not be shareholders or residents of the State of Minnesota.

      4.5 Term of Office. Each director shall be elected for an indefinite term that shall expire at the next regular meeting of the shareholders. Each director shall hold office until a successor is elected and has qualified, or until the earlier death, resignation, removal, or disqualification of the director.

      4.6 Resignation. A director may resign at any time by mailing or personally delivering written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective time is specified in the notice. No resignation may be effective prior to the time such notice is given.

      4.7 Removal. The following rules shall apply to removal of directors in office:

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            (a)   Removal by Directors. A director may be removed by the
                  affirmative vote of a majority of the remaining directors, with or without cause, if the director so removed was named by the Board to fill a vacancy and the shareholders have not elected directors in the interval between such appointment and such removal.

            (b) Removal by Shareholders. Any one or all of the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of the proportion or number of the voting power of the shares sufficient to elect said director or directors; provided, however, that if cumulative voting for directors is permitted, and unless the entire Board is removed simultaneously, a director may not be removed from the Board if there are cast against his or her removal votes of a proportion of the voting power sufficient to elect such director at an election of the entire Board under cumulative voting.

      4.8 Vacancies. Any vacancy in the Board of Directors resulting from the death, resignation, removal, or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum. Any vacancy resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. New directors may be elected at the same meeting at which directors are removed, and, if such meeting is a meeting of shareholders and cumulative voting for directors is permitted, each shareholder shall be entitled to cumulate votes in the manner provided in Section 3.10 of these By-Laws. Any director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders.

      4.9 Regular Meetings. Regular meetings of the Board of Directors of the Corporation shall be held annually, immediately after and at the same location as the regular meeting of shareholders. No notice of such meetings need be given. The Board, by resolution, may provide for additional regular meetings without notice other than such resolution. Any regular meeting for which no location is specified shall be held at the principal executive office of the Corporation.

      4.10 Special Meetings. Special meetings of the Board of Directors of the Corporation may be called by or at the request of the chief executive officer of the Corporation or by any two directors.

      4.11 Notice of Special Meetings. The person or persons calling any special meeting of the Board shall give oral or written notice of such meeting to all directors at least seven (7) days before the date of the meeting. Each notice shall contain the date, time, and place of the meeting. Notices need not state the purpose of the meeting. No notice need be given of any special meeting if the date, time, and place thereof have been announced at a previous Board meeting. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.

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      4.12  Waiver of Notice. Directors may waive notice of any meeting of the
Board before, at, or after the meeting, in writing, orally, or by attendance. Attendance at a meeting by a director shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business because the meeting is not validly called or convened, and does not participate thereafter in the meeting.

      4.13 Electronic Communications. A conference telephone call, or other conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference, shall constitute a meeting of the Board of Directors, provided that any notice or waiver requirements for a meeting are met and that the number of directors participating in the conference are sufficient to constitute a quorum at a meeting. Participation in such a conference shall constitute presence in person at the meeting.

      4.14 Quorum. A majority of the directors currently holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

      4.15 Board Action. The Board of Directors shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where the Articles of Incorporation or By-Laws of the Corporation or the laws of the State of Minnesota require a larger proportion or number.

      4.16 Conduct of Meetings. Meetings of the Board of Directors shall be conducted in accordance with Roberts Rules of Order, Revised. If the Corporation has a Chairman of the Board, he or she shall preside at all meetings of the Board when present. In the absence of the Chairman, or if the Corporation has no such officer, the President shall preside at such meetings when present, otherwise, the directors present at the meeting shall appoint any of them to act as presiding officer of the meeting. The order of business at each regular meeting, and so far as possible at special meetings of the Board of Directors, shall be:

            (a)   Calling of roll.

            (b)   Proof of notice or waivers.

            (c) Reading and approval of minutes of previous meetings or action of the Board.

            (d)   Reports of officers and committees.

            (e)   Election of officers.

            (f)   Unfinished business.

            (g)   New business.

            (h)   Adjournment.

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      4.17  Board Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present, except as to those matters which require shareholder approval, on which matters the written action shall be signed by all members of the Board of Directors then in office. All directors shall be notified immediately of the text and the effective date of any written action taken by less than all of them, but failure to provide such notice shall not invalidate the written action. Directors who do not sign or consent to written action taken by the Board shall have no liability for the action thereby taken.

      4.18 Compensation. Directors and any members of committees established by the Board shall receive such compensation, if any, as may be provided for by resolution of the Board of Directors. Neither this Section nor such resolution shall preclude any director from serving the Corporation in any other capacity and receiving proper compensation therefor.

      4.19 Committees. By resolution approved by the affirmative vote of a majority of the Board of Directors, the Board may establish committees having the authority of the Board in the management of the business of the Corporation, but only to the extent provided in such resolution. Committees shall be subject at all times to the direction and control of the Board (except as provided in Section 4.20 of these By-Laws). Committee members shall be natural persons and need not be directors. Committee members shall be appointed by Board action.

      4.20 Litigation Committee. The Board of Directors shall have no authority to establish a committee of disinterested persons to determine whether to pursue or dismiss any legal proceeding on behalf of the Corporation, as described in Minn. Stat. 302A.243.

      4.21 Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

      4.22 Liability; Assent to Action. Each director present at a meeting of the Board of Directors when an action is approved by the affirmative vote of a majority of the directors present is presumed to have assented to the action approved, for purposes of such director's liability by reason of being or having been a director of the Corporation, unless such director:

            (a) Objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, in which event, the director shall not be considered to be present at the meeting;

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            (b)   Votes against the action at the meeting; or

            (c) Is prohibited by law or Section 4.23 of these By-Laws from voting on the action.

      4.23 Conflicts of Interest. The following rules shall apply to the contracts or other transactions of the Corporation where a conflict of interest by one or more directors arises:

            (a) Procedure. A contract or other transaction between the Corporation and one or more directors, or between the Corporation and an organization in or of which one or more directors are directors, officers, or legal representatives or have a material financial interest, if not void or voidable because the director or directors or the other organizations are parties or because the director or directors are present at the meeting of shareholders or the Board of Directors or a committee at which the contract or transaction is authorized, approved, or ratified, if:

                  (i) The contract or transaction was, and the person asserting the validity of the contract or transaction sustains the burden of establishing that the contract or transaction was, fair and reasonable as to the Corporation at the time it was authorized, approved, or ratified; or

                  (ii) The material facts as to the contract or transaction as to the director's or directors' interest are fully disclosed or known to the shareholders and the contract or transaction is approved in good faith by the holders of a majority of the outstanding shares, but shares owned by the interested director or directors shall not be counted in determining the presence of a quorum and shall not be voted; or

                  (iii) The material facts as to the contract or transaction and as to the director's or directors' interest are fully disclosed or known to the Board or a committee, and the Board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the Board or committee, but the interested director or directors shall not be counted in determining the presence of a quorum and shall not vote; or

                  (iv) The contract or transaction is a "distribution" described in Minn. Stat. Sec. 302A.61, Subd. 1 or Subd. 2.

            (b)   Material Financial Interest. For purposes of this Section
                  (i) A director does not have a material financial interest in a resolution fixing the compensation of such director or fixing the compensation of another, director as a director, officer, employee, or agent of the Corporation, even though the first director is also receiving compensation from the Corporation; and

                  (ii) A director has a material financial interest in each organization in which the director, or the spouse, parents, children and spouses of children, brothers and sisters and spouses of brothers and sisters of the director, or any combination of them have material financial interest.

                                    ARTICLE 5

                                    OFFICERS

      5.1 Generally. The Corporation shall have as its officers a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers, assistant officers and agents as the Board of Directors deems necessary for the operation and management of the Corporation, each of whom shall have the powers, rights, duties, responsibilities, and terms in office provided for in these By-Laws or, for offices established by the Board, as determined by Board resolution. Each officer shall be a natural person. Any number of offices may be held by the same person. Officers need not be directors or shareholders of the Corporation, except as provided in Section 5.8 below.

      5.2 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its regular meeting, and shall hold office until the next regular meeting of the Board and until their successors are elected and have qualified, or until the earlier death, resignation, removal, or disqualification of an officer.

      5.3 Resignation. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given, unless a later effective date is specified in the notice.

      5.4 Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a validly called meeting of the Board of Directors. Removal shall be without prejudice to contractual rights, if any, held by an officer.

      5.5 Vacancies. A vacancy in an office because of death, resignation, removal, disqualification, or other cause shall be filled for the unexpired portion of the term by prompt action of the Board of Directors.

      5.6 Chairman of the Board. The Corporation shall have no officer designated as Chairman of the Board unless, by amendment to these By-Laws, such an office is designated and described.

      5.7 President. The President shall be the chief executive officer of the Corporation and shall have general active management of the business of the Corporation; shall preside at meetings of the shareholders of the Corporation and at meetings of the Board of Directors; shall, with the direction and approval of the Board, establish and appoint members to committees from time to time; may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board to some other officer or agent of the Corporation; may delegate the authority to execute and deliver documents to other officers of the Corporation; shall maintain records of and, whenever necessary, certify any proceedings of the shareholders and the Board; shall perform such other duties as may from time to time be prescribed by the Board; and, in general, shall perform all duties usually incident to the office of the President.

      5.8 Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified by the Board of Directors. In the event of absence or disability of the President, respective Vice Presidents shall succeed to the President's powers and duties in the order in which they are elected, or as otherwise prescribed by the Board, until the President shall resume his duties or until a new President is elected by the Board. A Vice President who is not a director shall not succeed to the powers and duties of the President.

      5.9 Secretary. The Secretary shall serve as secretary of, and shall attend and record the proceedings of, all meetings of the shareholders of the Corporation and all meetings of the Board of Directors; shall maintain a register of the names and addresses of all shareholders of the Corporation; shall maintain to date and have custody of the permanent minute book and records of the Corporation; shall have custody of and affix the corporate seal, if any, where appropriate; shall attest to and certify any corporate documents and instruments; shall give notice and provide proof of notice of meetings and other proceedings of the shareholders and the Board in accordance with law and these By-Laws; shall, together with the President, sign certificates for shares and other securities of the Corporation authorized for issuance by the Board; shall have general responsibility for the transfer of shares and maintenance of the share transfer records of the Corporation; shall perform such other duties as may from time to time be prescribed by the Board or the President; and, in general, shall perform all duties usually incident to the office of Secretary.

      5.10 Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall keep accurate financial records for the Corporation; shall deposit all money, drafts, and checks in the name of and to the credit of the Corporation in the banks and depositories designated by the Board of Directors; shall endorse for deposit all notes, checks, and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; shall render to the President and the Board, whenever requested, an account of all transactions by the Treasurer and of the financial condition of the Corporation; shall perform such other duties as may from time to time be prescribed by the President or the Board; and, in general, shall perform all duties usually incident to the office of Treasurer.

      5.11 Assistant Officers. If the Board of Directors shall establish and appoint assistant vice presidents, assistant secretaries, or assistant treasurers, such assistant officers shall have such powers and shall perform such duties as may be delegated to them by the Board, but each shall be subordinate to the principal officer to which such assistant officer is designated to assist. In the event of absence or disability of any Vice President, Secretary, or Treasurer, respective assistant officers shall succeed to the powers and duties of such principal officer in the order in which they are elected or as otherwise prescribed by the Board, until such principal officer shall resume his duties or until a replacement is elected by the Board.

      5.12 Delegation. Except as may be prohibited by these By-Laws or by Board resolution, an officer may, without Board approval, delegate some or all of such officer's duties and powers to other persons. An officer who delegates the duties or powers to other persons. An officer who delegates the duties or powers of an office remains subject to the standard of conduct for an officer imposed by law with respect to the discharge of all duties and powers so delegated.

      5.13 Salaries and Contract Rights. Salaries and other compensation to officers, if any, shall be fixed from time to time by the Board. Nothing in this section shall be construed to preclude an officer from receiving a salary by reason of the fact that he is also serving the Corporation in a paid or unpaid capacity as director, consultant, or other capacity. The election or appointment of a person as an officer or agent of the Corporation shall not, of itself, create contract rights. The Corporation may enter into a contract with an officer or agent for a period of time if, in the judgment of the Board, such contract is in the Corporation's best interests. The fact that a contract may be for a term longer than the terms of the election or appointment of an officer, or for a term longer than the terms of the directors who authorized or approved the contract, shall not make the contract void or voidable.

                                    ARTICLE 6

                            SHARES AND SHARE TRANSFER

      6.1 Subscriptions. Subscriptions for shares shall be in writing and shall be signed by the subscribers. Each subscription for shares shall be irrevocable for a period of six (6) months, unless the subscription agreement provides for an earlier revocation or unless all persons holding subscriptions and all persons holding shares consent in writing to an earlier revocation.

      6.2 Consideration. Shares may be issued for any consideration, including, without limitation, money or other tangible or intangible property received by the Corporation under a written agreement, or services rendered to the Corporation or to be rendered to the Corporation under a written agreement, as authorized by resolution approved by valid Board action or shareholder action. Such resolution shall value all non-monetary consideration and establish a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined. The Corporation shall issue only shares that are non-assessable or that are assessable but are issued with the unanimous consent of the shareholders. "Non-assessable" shares are shares for which the agreed consideration has been fully paid, delivered, or rendered to the Corporation. Consideration in the form of a promissory note, a check, or a written agreement to transfer property or render services to a Corporation in the future is fully paid when the note, check, or written agreement is delivered to the Corporation.

      6.3 Certificates. Each shareholder shall be entitled to a certificate from the Corporation representing the shares owned by such shareholder. Certificates shall be numbered on their face in the order in which they are issued, shall state the name of the Corporation, shall contain a statement that the Corporation is incorporated under the laws of Minnesota, and shall state the name of the shareholder. Each certificate shall be signed in the name of the Corporation by the President, or by such other officers or agents as may be authorized by resolution of the Board of Directors. The Corporation shall maintain at its principal executive office, a record of each certificate issued, including the number, the person to whom issued, the number of shares represented by such certificate, the date of issuance, and the date of cancellation, if any. Each certificate surrendered to the Corporation for transfer or exchange shall be cancelled. No certificate shall be issued in exchange for or upon transfer of an existing certificate unless and until such existing certificate is cancelled, except as provided in Section 6.4 herein. A validly issued certificate shall be prima facie evidence of ownership of the shares represented by such certificate, for all purposes.

      6.4 Lost Certificates. When an existing certificate for shares of the Corporation is alleged to have been lost, stolen, or destroyed, a new share certificate may be issued pursuant to Minn. Stat. Sec. 336.8-405, as amended.

      6.5 Transfer of Shares. Unless a transfer agent for the Corporation is designated by affirmative resolution of the Board of Directors, the Corporation shall transfer its own shares. Transfer of shares may be authorized only by the shareholder named in the certificate for such shares, or by the shareholder's legal representative or duly authorized attorney-in-fact, upon proper evidence of such authority, and upon surrender of all certificates for the shares to be transferred, duly endorsed for transfer, or pursuant to Section 6.4 herein.

      6.6 Reacquisition of Shares. The Corporation may acquire its own shares, subject to any restrictions or limitations imposed by law. Shares so acquired shall constitute authorized but unissued shares of the Corporation and shall be subject to all rights, terms, and provisions which apply to the issuance of authorized but unissued shares.

      6.7 Indebtedness of Shareholders. The Corporation shall have a security interest in and a first lien upon its issued and outstanding shares, and upon all dividends declared on such shares, for the repayment of any indebtedness of the respective holders of such shares to the Corporation.

      6.8 Transfer Restrictions. No shareholder shall be permitted to transfer his or her shares, whether by sale, exchange, gift, pledge, assignment, or other disposition, and whether or not for consideration, without first offering to sell such shares to the other shareholders and to the Corporation, in the following manner:

            (a) To Other Shareholders. The other shareholders of the Corporation shall have a right of first refusal to purchase the shares proposed to be transferred, each in the proportion that his or her shares bear to the total shares owned by the other shareholders. The right shall exist for thirty (30) days after the date of such offer. The price of the shares shall be determined by agreement of the parties or by an independent appraiser selected by the parties, and if the parties cannot agree on a price or on an appraiser, the price may be established by evidence presented by the selling shareholder of the offer of any bona fide purchaser. If a price is not determined in this manner, the transfer shall not be permitted. If any shareholder purchases less than his or her allowed proportion of shares available, then the excess shares may be purchased by the remaining shareholders in the proportion determined above, after excluding the shares held by the non-buying shareholder.

            (b) To the Corporation. The Corporation shall have a right of second refusal to purchase any shares not purchased under subsection (a) above. The right shall exist for thirty (30) days after the date of the expiration of the refusal period under subsection (a). The price of the shares shall be the price determined under subsection (a).

      Any shares not purchased under subsections (a) or (b) above may be transferred to any parties; provided, however, that if the offering price under subsections (a) or (b) was determined by reference to the offer of a bona fide purchaser, the shares shall not be transferred for consideration less than such price. Each certificate issued for shares of the Corporation shall bear the following legend conspicuously on its face or back:

            "The sale, exchange, pledge, assignment, or other disposition of the shares represented by this certificate is subject to the transfer restrictions contained in the By-Laws of this Corporation, and reference should be made thereto for the terms of such restrictions."

      Nothing in this Section shall affect the transfer of shares as a result of the death of a shareholder or as a result of the dissolution, merger, or reorganization of a corporate shareholder. Any restrictions in this section may be waived in writing by the other shareholders, the Corporation, of all parties.

      6.9 Pre-emptive Rights. When proposing the issuance of securities with respect to which shareholders have pre-emptive rights, the Board of Directors shall cause notice to be given to each shareholder entitled to pre-emptive rights at least ten (10) days prior to the date by which such rights must be exercised. Notice shall contain the following:

            (a) The number or amount of securities with respect to which the shareholder has pre-emptive rights and the method used to determine such number or amount;

            (b) The price and other terms and conditions upon which the shareholder may purchase such securities;

            (c) The time within which and the method by which the shareholder must exercise the pre-emptive rights.

      A Shareholder may waive pre-emptive rights in writing, and such waiver shall be binding upon the shareholder whether or not consideration has been given therefor. A waiver is effective only for the proposed securities issuance described in such waiver, unless otherwise provided therein. This Section 6.9 shall have no application if the Articles of Incorporation deny, or are amended to deny, pre-emptive rights to acquire securities of the Corporation.

                                    ARTICLE 7

                                BOOKS AND RECORDS

      7.1 Corporate Records. The Corporation shall keep at its principal executive office originals or copies of the following records and documents:

            (a) Articles of Incorporation and all amendments currently in effect;

            (b)   By-Laws and all amendments currently in effect;

            (c) Minutes or records of all proceedings of shareholders for at least the last three (3) years or since the incorporation of the Corporation;

            (d) Minutes or records of all proceedings of the Board of Directors for at least the last three (3) years or since the incorporation of the Corporation;

            (e) A share register not more than one (1) year old, containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder;

            (f) A share issuance and transfer record, showing the dates on which certificates representing shares were issued or transferred;

            (g)   Reports made to shareholders generally within the last three
                  (3) years;

            (h) A statement of the names and usual business addresses of the Corporation's directors and principal officers;

            (i)   Voting trust agreements described in Minn. Stat. Sec.
                  302A.453;

            (j) Shareholder control agreements described in Minn. Stat. Sec. 302A.457.

      Any shareholder, beneficial owner, or holder of a voting trust certificate shall have the right, upon written demand, to examine in person or by a legal representative, at any reasonable time, all records and documents referred to in this Section 7.1 unless the Corporation obtains a protective order permitting the Corporation to withhold portions of the records of proceedings of the Board.

      7.2 Financial Records. The Corporation shall keep appropriate and complete financial records at its principal executive office. Upon the written request of any shareholder, the Corporation shall furnish to such shareholder copies of annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income for the fiscal year. If such statements are not audited by a public accountant, each copy shall be accompanied by a statement of the Treasurer of the Corporation stating his or her reasonable belief that the financial statements were prepared in accordance with accounting methods reasonable in the circumstances, describing the basis of presentation, and describing any respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year. If the Corporation has financial statements for its most recent interim period prepared in the course of operation, for distribution to shareholders or to a governmental agency as a matter of public record, such statements shall be kept available for inspection in the same manner as those records designated in
Section 7.1 herein.

                                    ARTICLE 8

                        FINANCIAL AND PROPERTY MANAGEMENT

      8.1 Fiscal Year. The fiscal year of the Corporation shall be established, from time to time, by resolution of the Board of Directors.

      8.2 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument or document in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      8.3 Banking. The Corporation shall establish by resolution of the Board of Directors a depository or depositories for funds of the Corporation, and all funds not in use shall be deposited therein. Checks, drafts, and other orders for the payment or withdrawal of money may be signed by the President or Treasurer of the Corporation, and by such other officers and agents of the Corporation as may from time to time be established by Board resolution. Loans may be obtained on behalf of the Corporation only upon the signature of those officers and agents so authorized by Board resolution.

      8.4 Loans and Guarantees. The Corporation may lend money to or guarantee the obligation of another party only if the transaction is approved by the Board and is either:

            (a)   In the usual and regular course of business; or

            (b) With related corporations or organizations in which the Corporation has a financial interest or business relationship or to which the Corporation has the power to make donations; or

            (c) Is with an officer or employee of the Corporation and may reasonably be expected to benefit the Corporation; or

            (d) Is approved by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares.

      A loan or guaranty under this Section may be with or without interest and secured or unsecured, except as provided in Section 6.7 of these By-Laws.

      8.5 Voting Securities. The President, or any other officers or agents of the Corporation designated by resolution of the Board of Directors, shall have full power and authority in the name of and on behalf of the Corporation, to attend, act, and vote at any meeting or proceeding of security holders of other corporations in which the Corporation holds securities. Such representatives shall possess and may exercise any and all rights and powers of the Corporation with respect to such securities.

      8.6 Indemnification. The Corporation shall indemnify a person made or threatened to be made a party to a civil, criminal, administrative, arbitration, or investigative proceeding by reason of the former or present official capacity of the person, and shall pay or reimburse such person's expenses in advance of final disposition of a proceeding, all in accordance with the provisions and requirements of Minn. Stat. Sec. 302A.521, as amended. The Corporation may, by Board resolution, reimburse expenses, including attorneys' fees and disbursements, incurred by a person in connection with a proceeding at a time when such person is a witness but has not been made or threatened to be made a party to such proceeding.

      8.7 Distributions. The Corporation, by authorizing resolution of the Board of Directors, shall have full power to make distributions in accordance with the provisions and requirements of Minn. Stat. Sec. 302A.551, as amended.

                                    ARTICLE 9

                                   AMENDMENTS

      9.1 Articles of Incorporation. The Articles of Incorporation of the Corporation may be amended at any time to include or modify any provision that is required or permitted to appear in articles by law, or to omit any provision not required to be included in articles by law. After the issuance of shares, the Articles may be amended as follows:

            (a) Submission to Shareholders. A resolution approved by the Board of Directors, or proposed by a shareholder or shareholders holding three percent (3%) or more of the voting power of the shares entitled to vote, that sets forth the proposed amendment, shall be submitted to a vote at a meeting of shareholders. The written notice of the meeting of shareholders at which the amendment will be considered must set forth the substance of the proposed amendment.

            (b) Approval. The proposed amendment is adopted when approved by the affirmative vote of the holders of a majority of the voting power of the shares present at the meeting and entitled to vote, except that if the proposed amendment would require a larger majority, or if it would reduce an applicable larger majority, for approving shareholder action, the amendment must receive the larger of the majority required for passage prior to, or which would be required after, the enactment of the proposed amendment.

      9.2 By-Laws. The By-Laws of the Corporation may be amended at any time to contain any provision relating to the management of the business or the regulation of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation. After the adoption of the initial By-Laws, By-Laws may be adopted, amended, or repealed only by submission to and consideration and adoption by the shareholders of a resolution, in the same manner and with the same requirements and limitations as provided in Section 9.1 herein for amendment of the Articles of Incorporation.

      9.3 Limitations. Notwithstanding anything to the contrary contained in this Section 9, no amendment to the Articles of Incorporation or By-Laws of the Corporation which has the effect of denying, limiting, or modifying an existing right to cumulative voting for directors, or which has the effect of denying, limiting, or modifying existing pre-emptive rights to acquire unissued securities, shall be adopted if the votes of a proportion of the voting power of the shares sufficient to elect a director at an election of the entire Board under cumulative voting are cast against the amendment.

      The undersigned, Secretary and sole officer of NORTHERN SUPPLY COMPANY, INC. hereby certifies that the foregoing sections were adopted as the By-Laws of the Corporation 9th day of July, 1991.

                                             /s/ Michael C. DeZirik
                                             -----------------------------------
                                             Michael C. DeZirik - Secretary

ATTESTED TO BY CORPORATE OFFICER:

/s/ [ILLEGIBLE]
-----------------------------------